Exhibit 99.1

ServiceSource Appoints Seasoned Technology Executive John R. Ferron to the Board of Directors

DENVER—Jan. 16, 2019 – ServiceSource (NASDAQ: SREV), a global leader in outsourced inside sales, customer success and recurring revenue growth and retention solutions, today announced the appointment of John Ferron to its Board of Directors, where he will also serve as a member of the Company’s Audit Committee.

Ferron is an accomplished and respected global executive, with more than 30 years of experience generating shareholder value at enterprise software and hardware companies. Throughout his career, Ferron has led corporate transformations and turnarounds by driving revenue growth acceleration, profitability expansion and operational efficiency enhancement.

“John has a very impressive pedigree as an executive leader, corporate officer and board member with broad domain expertise and an operational mindset that will be particularly valuable to the ServiceSource Board and leadership team,” said Bruce Dunlevie, ServiceSource’s lead independent director. “On behalf of the Company, our stockholders and the Board, I am pleased to welcome John to ServiceSource and am excited for the many contributions he will bring.”

“As we undertook the process to bolster the Board with another independent director, it was important to find a seasoned operator who not only possessed relevant industry experience and relationships, but one who also had an extensive track record leading and supporting companies through periods of transformation,” said Rob Ashe, Chair of ServiceSource’s Nominating & Governance Committee. “Over the course of his career, John has demonstrated an ability to bridge strategy with tactical execution to enhance shareholder value. We look forward to the benefits his insight, experience and skillsets will contribute to the Company.”

“As an executive and advisor to many B2B technology companies and a former client of ServiceSource while CEO at Heat Software, I understand firsthand the value of ServiceSource’s solutions for improved customer acquisition, engagement, growth and retention,” said Ferron. “I appreciate the opportunity to serve on the ServiceSource Board at this important juncture in the Company’s transformation and I look forward to supporting the executive leadership team with its strategy and key initiatives.”

About John Ferron

Ferron is an executive leader, board member, and operating advisor with more than 30 years of experience in the technology industry, including IT and security-related infrastructure software, semiconductors, computing & storage and video conferencing. Ferron has served as CEO and board member since July 2018 for Resolve Systems, an enterprise-wide automation and orchestration platform for IT, network and security incident resolution and a portfolio company of Insight Venture Partners. Previous to Resolve, Ferron spent more than a decade as an operating advisor with Clearlake Capital Group, L.P., a leading private investment firm, where Ferron served as an executive for several Clearlake portfolio companies, including as Executive Chairman at Ivanti (an IT service management software vendor formed by the $1.6 billion merger of LANDesk and Heat Software, where Ferron served as CEO), President & CEO at Netmotion Software (a mobile performance management software vendor sold to Carlyle Group in 2016), and President & CEO of Purple Communications (a leading technology-enabled professional interpreting and communication assistance services provider formed by the merger of five companies under Ferron’s leadership). Earlier in his career, Ferron spent more than 15 years in senior finance leadership roles at companies including Kinetics Holding Corporation, Compaq Computer, and Science Applications International Corporation.

In addition to ServiceSource, Ferron also serves on the board of directors for Resolve Systems, Ivanti, and Provation Medical.

Ferron holds a Master of Science in Tax and Financial Planning from San Diego State University and a Bachelor of Science in Business Management from Northern Arizona University.

About ServiceSource

ServiceSource International, Inc. (NASDAQ:SREV) helps the world’s leading brands grow closer to their customers. As a global leader in outsourced inside sales, customer success and recurring revenue growth and retention solutions, ServiceSource expands customer lifetime value by helping companies to more efficiently and effectively find, convert, grow and retain their B2B customer relationships. Trusted by global market leaders in the cloud/XaaS, software, technology hardware, medical device & diagnostic equipment and industrial IoT sectors, ServiceSource sells, manages or renews $9 billion of revenue annually on behalf of its clients. Leveraging a robust technology suite, predictive data models and more than 3,000 revenue delivery professionals speaking 45 languages, only ServiceSource brings to market nearly 20 years of expertise and the ability to drive recurring revenue growth to more than 170 countries. To learn more, visit www.servicesource.com.

Connect with ServiceSource:

http://www.facebook.com/ServiceSource

http://twitter.com/servicesource

http://www.linkedin.com/company/servicesource

http://www.youtube.com/user/ServiceSourceMKTG

Trademarks

ServiceSource®, and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

Contacts

Investor Relations Contact for ServiceSource

Chad Lyne, 720-889-8784

clyne@servicesource.com

or

Media Contact for ServiceSource

Nick Herff, 815-861-8864

nherff@servicesource.com